     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 22, 1996
                                                    REGISTRATION NO. 333-

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                ---------------

                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                ---------------

                      BANKERS TRUST NEW YORK CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                ---------------
              NEW YORK                              13-6180473
  (STATE OR OTHER JURISDICTION OF                 (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)                 IDENTIFICATION NO.)

                              130 LIBERTY STREET
                           NEW YORK, NEW YORK 10006
                                (212) 250-2500
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                ---------------

                            MELVIN A. YELLIN, ESQ.
                          GORDON S. CALDER, JR., ESQ.
                      BANKERS TRUST NEW YORK CORPORATION
                              130 LIBERTY STREET
                           NEW YORK, NEW YORK 10006
                                (212) 250-2500
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                  INCLUDING AREA CODE, OF AGENTS FOR SERVICE)

                                   COPY TO:
                            PETER R. DOUGLAS, ESQ.
                             DAVIS POLK & WARDWELL
                             450 LEXINGTON AVENUE
                           NEW YORK, NEW YORK 10017
                                (212) 450-4000

                                ---------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective.
  If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery for the prospectus is expected to be made pursuant to Rule 434, please check the following box. [X]

                                ---------------

                        CALCULATION OF REGISTRATION FEE

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- -------------------------------------------------------------------------------

                                                           PROPOSED
                                             PROPOSED      MAXIMUM
     TITLE OF EACH                           MAXIMUM      AGGREGATE
  CLASS OF SECURITIES      AMOUNT TO BE   OFFERING PRICE   OFFERING      AMOUNT OF
    TO BE REGISTERED      REGISTERED(1)    PER UNIT(2)     PRICE(2)   REGISTRATION FEE
- --------------------------------------------------------------------------------------
Common Stock, par value
 $1.00 per share ......  3,000,000 shares     $69.50     $208,500,000     $71,897

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
(1) This Registration Statement relates to the resale of 3,000,000 shares of Common Stock of the Registrant ("Common Stock") to be received by certain persons in connection with the Merger described in the Prospectus.
(2) Pursuant to Rule 457(c), computed solely for purposes of calculating the registration fee based upon the average of the high and the low price of the Common Stock as reported on the New York Stock Exchange Transactions
    Tape on July 16, 1996.

                                ---------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                   SUBJECT TO COMPLETION, DATED JULY 22, 1996

PROSPECTUS

                       BANKERS TRUST NEW YORK CORPORATION
 [LOGO]

                                  COMMON STOCK

  This prospectus relates to 3,000,000 shares (the "Shares") of Common Stock, $1.00 par value (the "Common Stock"), of Bankers Trust New York Corporation (the "Corporation") to be offered from time to time for the account of one or more of the selling shareholders named herein (the "Selling Shareholders"). See "Selling Shareholders" and "Description of the Corporation's Common Stock".

  The Shares may be sold from time to time by the Selling Shareholders, in separate transactions or in a single transaction, directly or through agents, brokers or dealers designated from time to time. If necessary, a supplemental Prospectus will describe the method of sale in greater detail. The Corporation will not receive any of the proceeds from the sale of the Shares offered hereby but will bear certain of the expenses thereof. See "Use of Proceeds" and "Plan of Distribution".

  The Selling Shareholders, agents, brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and any commissions received by them and any profit on the resale of the Shares may be deemed to be underwriting compensation under the Securities Act. See "Plan of Distribution".

  The Common Stock is quoted on the New York Stock Exchange under the symbol "BT". On July 19, 1996, the last reported sale price of the Common Stock was $71.875 per share.

 THESE SECURITIES HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE  COMMISSION  OR  ANY  STATE  SECURITIES  COMMISSION  NOR  HAS  THE
   SECURITIES  AND EXCHANGE  COMMISSION OR  ANY STATE SECURITIES  COMMISSION
    PASSED   UPON  THE  ACCURACY  OR  ADEQUACY  OF  THIS   PROSPECTUS.  ANY
      REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  The date of this Prospectus is       , 1996.

                             AVAILABLE INFORMATION

  The Corporation has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3 under the Securities Act with respect to the Shares (together with all amendments, exhibits and schedules thereto, the "Registration Statement"). This Prospectus, which constitutes a part of the Registration Statement, does not contain all the information set forth in the Registration Statement, to which reference is hereby made. Statements made in this Prospectus as to the contents of any contract, agreement or other document are not necessarily complete; with respect to each contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to such exhibit for a more complete description of the matter involved.

  The Corporation is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Commission. The Registration Statement as well as such reports, proxy statements and other information concerning the Corporation can be inspected and copied at the Commission's office at 450 Fifth Street, N.W., Washington, D.C. 20549, and the Commission's Regional Offices in New York (Seven World Trade Center, 13th Floor, New York, New York 10048) and Chicago (500 West Madison Street, Suite 1400, Chicago, Illinois 60661), and copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, such material can be inspected at the office of the New York Stock Exchange and the office of the American Stock Exchange on which certain securities of the Corporation are listed.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The Corporation hereby incorporates by reference in this Prospectus the following documents:

    (a) the Corporation's Annual Report on Form 10-K (file number 1-5920) for the year ended December 31, 1995, filed pursuant to Section 13 of the Exchange Act;

    (b) the Corporation's Quarterly Report on Form 10-Q (file number 1-5920) for the quarter ended March 31, 1996, filed pursuant to Section 13 of the Exchange Act;

    (c) the Corporation's Current Reports on Form 8-K (file number 1-5920) dated March 19, April 15, April 25, May 3, May 22, June 18, July 18 and July 22, 1996; and

    (d) the description of the Corporation's Common Stock contained in the Corporation's Registration Statement on Form 8-C (file number 1-5920), filed pursuant to Section 12 of the Exchange Act.

  All documents filed by the Corporation pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Shares contemplated hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for all purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document that also is incorporated or deemed to be incorporated by reference herein or in any accompanying supplemental Prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  The information relating to the Corporation contained in this Prospectus should be read together with the information in the documents incorporated by reference.

  Any person who receives a copy of this Prospectus may obtain without charge, upon written or oral request, a copy of any of the documents incorporated by reference herein, except for the exhibits to such documents, unless such exhibits are specifically incorporated by reference herein. Written requests should be mailed to the: Office of the Secretary, Bankers Trust New York Corporation, 130 Liberty Street, New York, New York 10006. Telephone requests may be directed to 212-250-2201.

                               ----------------

  NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR ANY ACCOMPANYING SUPPLEMENTAL PROSPECTUS, IN CONNECTION WITH THE OFFERING CONTAINED HEREIN, AND, IF GIVEN OR MADE, SUCH INFORMATION AND REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE CORPORATION. THIS PROSPECTUS AND ANY ACCOMPANYING SUPPLEMENTAL PROSPECTUS DO NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THOSE TO WHICH THEY RELATE OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS OR ANY ACCOMPANYING SUPPLEMENTAL PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR, IN THE CASE OF INFORMATION INCORPORATED HEREIN BY REFERENCE, THE DATE OF FILING WITH THE COMMISSION.

                       BANKERS TRUST NEW YORK CORPORATION

GENERAL

  The Corporation is a bank holding company, incorporated under the laws of the State of New York in 1965. At June 30, 1996, the Corporation had consolidated total assets of $114.6 billion. The Corporation's principal banking subsidiary is Bankers Trust Company ("BTCo"). BTCo, founded in 1903, is among the largest commercial banks in New York City and the United States, based on consolidated total assets. The Corporation concentrates its financial and managerial resources on selected markets and services its clients by meeting their needs for financing, advisory, processing and sophisticated risk management solutions. The core organizational units of the Corporation are Investment Banking, Risk Management Products & Services, Trading & Sales, Investment Management, Client Processing Services, Asia, Latin America, Australia/New Zealand and Corporate. Among the institutional market segments served are corporations, banks, other financial institutions, governments and agencies, retirement plans, not-for-profit organizations, wealthy individuals, foundations and private companies. BTCo originates loans and other forms of credit, accepts deposits, arranges financings and provides numerous other commercial banking and financial services. BTCo provides a broad range of financial advisory services to its clients. It also engages in the proprietary trading of currencies, securities, derivatives and commodities.

  The Corporation is a legal entity separate and distinct from its subsidiaries, including BTCo. There are various legal limitations governing the extent to which certain of the Corporation's subsidiaries may extend credit, pay dividends or otherwise supply funds to, or engage in transactions with, the Corporation or certain of its other subsidiaries. The rights of the Corporation to participate in any distribution of assets of any subsidiary upon its dissolution, winding-up, liquidation or reorganization or otherwise are subject to the prior claims of creditors of that subsidiary, except to the extent that the Corporation may itself be a creditor of that subsidiary and its claims are recognized. Claims on the Corporation's subsidiaries by creditors other than the Corporation include long-term debt and substantial obligations with respect to deposit liabilities, trading liabilities, federal funds purchased, securities sold under repurchase agreements and commercial paper, as well as short-term borrowings and accounts payable.

  The Corporation's principal executive offices are located at 130 Liberty Street, New York, New York 10006 and its telephone number is (212) 250-2500.

RECENT DEVELOPMENTS

  On May 21, 1996, the Corporation entered into a definitive agreement pursuant to which Wolfensohn & Co., Inc., a Delaware corporation ("Wolfensohn"), will merge with and into BT Securities Corporation, a Delaware corporation and direct, wholly-owned subsidiary of the Corporation (the "Merger"). The terms of the merger agreement call for the Corporation to issue 2,881,476 Shares and pay $7 million for the stock of Wolfensohn representing its net assets and business. The number of Shares to be issued was based on a formula price of $70.45 per Share as defined in the merger agreement. The Merger is expected to result in the creation of the BT Wolfensohn Merger, Acquisition and Corporate Advisory Group within the Corporation and BT Securities Corporation (the latter hereinafter "BT Wolfensohn Group"). On July 19, 1996, the Federal Reserve Bank of New York approved the Merger, and it is expected to close during the third quarter of 1996.

                                USE OF PROCEEDS

  The Corporation will not receive any proceeds from the sales hereunder of the Shares but will bear certain of the expenses thereof. See "Plan of Distribution".

                              SELLING SHAREHOLDERS

  The Shares are being offered for the account of the selling shareholders of Bankers Trust New York Corporation named below (the "Selling Shareholders"). Each of the Selling Shareholders may offer its Shares in separate transactions or in a single transaction. The Shares will be issued by the Corporation to the Selling Shareholders in connection with the consummation of the Merger, pursuant to a Plan and Agreement of Merger (the "Merger Agreement") dated as of May 21, 1996, among the Corporation, Wolfensohn and its shareholders. Shares will also be issued to James D. Wolfensohn pursuant to the Termination and Non-Competition Agreement dated as of May 21, 1996 by and among Wolfensohn, the Corporation and James D. Wolfensohn. Mr. Wolfensohn, who had left the firm on May 31, 1995, was no longer a shareholder of Wolfensohn at the date of the Merger Agreement.

  Upon consummation of the Merger, the Selling Shareholders will be the beneficial owners of an aggregate of 2,881,476 shares of Common Stock. The Selling Shareholders are Paul A. Volcker, Raymond L. Golden, Glen S. Lewy, Jeffrey A. Goldstein, Maureen A. Hayes, Peter Nager, Stephen A. Oxman, Stuart
W. Ray, Elliott K. Slade, H. Marshall Sonenshine and James D. Wolfensohn. Upon consummation of the Merger, no Selling Shareholder will hold more than 1% of the outstanding shares of Common Stock.

  Because the Selling Shareholders may sell all or a portion of the shares of Common Stock that may be offered pursuant to this Prospectus, the number of shares that will be owned by each Selling Shareholder upon termination of this offering cannot be determined.

  Paul A. Volcker, the current chairman of Wolfensohn, will join the Board of Directors of the Corporation and BTCo, subject to appropriate approvals. In addition, Mr. Volcker will serve as a consultant to the Chairman and other senior executives of the Corporation.

  Raymond L. Golden, the current president of Wolfensohn, will become chairman of the BT Wolfensohn Group. Jeffrey A. Goldstein and Glen S. Lewy, currently vice chairmen of Wolfensohn, will become vice chairmen of the BT Wolfensohn Group, and each of the three will be Senior Vice Presidents of the Corporation and will be appointed to its Management Committee. The six other partners of Wolfensohn will join BT Securities Corporation as managing directors and members of the BT Wolfensohn Group.

                 DESCRIPTION OF THE CORPORATION'S COMMON STOCK

  The Corporation is authorized to issue 300,000,000 shares of Common Stock, par value $1.00 per share. The Common Stock does not have preemptive rights. The following summary does not purport to be complete and is subject in all respects to the applicable provisions of the Certificate of Incorporation and the By-Laws of the Corporation.

COMMON STOCK

  Subject to the rights of holders of preferred stock, holders of Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors of the Corporation out of any funds legally available therefor, and are entitled upon liquidation, dissolution or winding up, after claims of creditors, to receive pro rata the net assets of the Corporation. The holders of the Common Stock are entitled to one vote for each share held and are vested with all of the voting power except as the Board of Directors shall have provided voting rights with respect to any series of preferred stock.

  Holders of shares of Common Stock have non-cumulative voting rights, which means that the holders of more than 50% of the shares voting for the election of directors can elect 100% of the directors if they choose to do so, and, in such event, the holders of the remaining fewer than 50% of the shares voting for the election of directors will not be able to elect any person or persons to the Board of Directors. The Common Stock does not have any sinking fund, conversion or redemption provisions.

  Harris Trust Company of New York is the Transfer Agent and Registrar of the Common Stock of the Corporation. The Common Stock is listed on the New York Stock Exchange and The International Stock Exchange of the United Kingdom and the Republic of Ireland Limited. At June 30, 1996, there were outstanding 79,920,914 shares of the Corporation's Common Stock.

                              PLAN OF DISTRIBUTION

  The Shares may be sold from time to time directly by one or more of the Selling Shareholders in separate transactions or in a single transaction. Such sales may be made on the New York Stock Exchange, or such other national securities exchange or automated interdealer quotation system on which shares of Common Stock are then listed, through negotiated transactions or otherwise at market prices prevailing at the time of the sale or at negotiated prices. Alternatively, from time to time one or more of the Selling Shareholders may offer Shares through brokers, dealers or agents, who may receive compensation in the form of concessions or commissions from any such Selling Shareholders, agents and/or the purchasers for whom they may act as agent. If necessary, a supplemental Prospectus will describe the method of sale in greater detail. In addition, any of the Shares which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this Prospectus.

  The Selling Shareholders and any such brokers, dealers or agents that participate in the distribution of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act, and any profits on the sale of Shares by them and any associated discounts, commissions or concessions that are received may be deemed to be underwriting compensation under the Securities Act. To the extent a Selling Shareholder may be deemed to be an underwriter, he or she may be subject to certain statutory liabilities under the Securities Act, including but not limited to Sections 11 and 12 of the Securities Act.

  Shares may be sold from time to time in one or more transactions at a fixed offering price, which may be changed, or at varying prices determined at the time of sale or at negotiated prices. If applicable, such prices will be determined by agreement between the Selling Shareholders and any such dealers. The Selling Shareholders may, from time to time, authorize dealers, acting as the Selling Shareholders' agents, to solicit offers to purchase Shares upon the terms and conditions set forth in any supplemental Prospectus.

  The Selling Shareholders and any other person participating in a sale or distribution of Shares will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation Rules 10b-5, 10b-6 and 10b-7, which provisions may limit the timing of purchases and sales of any of the Shares by the Selling Shareholders and any other such person.

  The Corporation has agreed to pay all expenses incident to the Registration Statement and the sale of the Shares being offered by the Selling Shareholders, other than commissions, fees and discounts of brokers, dealers or agents.

  In order to comply with securities laws in certain jurisdictions, the Shares offered hereby will be offered or sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain jurisdictions the securities offered hereby may not be offered or sold unless they have been registered or qualified for sale in such jurisdictions or an exemption from registration or qualification is available and is complied with.

                         VALIDITY OF OFFERED SECURITIES

  Unless otherwise specified in the applicable supplemental Prospectus, the validity of the Shares to which this Prospectus relates will be passed upon for the Corporation by Melvin A. Yellin, Esq., an Executive Vice President and General Counsel of the Corporation. Mr. Yellin beneficially owns, has an interest in or has rights to acquire under various of the Corporation's employee benefit plans an aggregate of less than .25% of the Corporation's outstanding Common Stock.

                                    EXPERTS

  The consolidated financial statements of the Corporation for the year ended December 31, 1995 incorporated by reference into this Prospectus, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The expenses in connection with the issuance and distribution of the securities being registered are:

     Filing fee for registration statement............................ $ 71,897
     Legal fees and expenses..........................................   50,000*
     Accounting fees and expenses.....................................   20,000*
     Blue sky fees and expenses.......................................   15,000*
     Printing and engraving fees......................................   30,000*
     Miscellaneous....................................................    3,103*
                                                                       --------
       Total.......................................................... $190,000*
                                                                       ========

- --------
* Estimated

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Article V of the By-Laws of Bankers Trust New York Corporation provides as follows:

  SECTION 5.01 The corporation shall, to the fullest extent permitted by
Section 721 of the New York Business Corporation Law, indemnify any person who is or was made, or threatened to be made, a party to an action or proceeding, whether civil or criminal, whether involving any actual or alleged breach of duty, neglect or error, any accountability, or any actual or alleged misstatement, misleading statement or other act or omission and whether brought or threatened in any court or administrative or legislative body or agency, including an action by or in the right of the corporation to procure a judgment in its favor and an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the corporation is serving or served in any capacity at the request of the corporation by reason of the fact that he, his testator or intestate, is or was a director or officer of the corporation, or is serving or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement, and costs, charges and expenses, including attorneys' fees, or any appeal therein; provided, however, that no indemnification shall be provided to any such person if a judgment or other final adjudication adverse to the director or officer establishes that (i) his acts were committed in bad faith or were the result of active and deliberate dishonesty and, in either case, were material to the cause of action so adjudicated, or (ii) he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

  SECTION 5.02 The corporation may indemnify any other person to whom the corporation is permitted to provide indemnification or the advancement of expenses by applicable law, whether pursuant to rights granted pursuant to, or provided by, the New York Business Corporation Law or other rights created by
(i) a resolution of shareholders, (ii) a resolution of directors, or (iii) an agreement providing for such indemnification, it being expressly intended that these By-Laws authorize the creation of other rights in any such manner.

  SECTION 5.03 The corporation shall, from time to time, reimburse or advance to any person referred to in Section 5.01 the funds necessary for payment of expenses, including attorneys' fees, incurred in connection with any action or proceeding referred to in Section 5.01, upon receipt of a written undertaking by or on behalf of such person to repay such amount(s) if a judgment or other final adjudication adverse to the director or officer establishes that (i) his acts were committed in bad faith or were the result of active and deliberate dishonesty and, in either case, were material to the cause of action so adjudicated, or (ii) he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

  SECTION 5.04 Any director or officer of the corporation serving (i) another corporation, of which a majority of the shares entitled to vote in the election of its directors is held by the corporation, or (ii) any employee benefit plan of the corporation or any corporation referred to in clause (i), in any capacity shall be deemed to be doing so at the request of the corporation. In all other cases, the provisions of this Article V will apply (i) only if the person serving another corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise so served at the specific request of the corporation, evidenced by a written communication signed by the Chairman of the Board, the Chief Executive Officer, the President, the Senior Vice Chairman or any Vice Chairman, and (ii) only if and to the extent that, after making such efforts as the Chairman of the Board, the Chief Executive Officer, or the President shall deem adequate in the circumstances, such person shall be unable to obtain indemnification from such other enterprise or its insurer.

  SECTION 5.05 Any person entitled to be indemnified or to the reimbursement or advancement of expenses as a matter of right pursuant to this Article V may elect to have the right to indemnification (or advancement of expenses) interpreted on the basis of the applicable law in effect at the time of the occurrence of the event or events giving rise to the action or proceeding, to the extent permitted by law, or on the basis of the applicable law in effect at the time indemnification is sought.

  SECTION 5.06 The right to be indemnified or to the reimbursement or advancement of expenses pursuant to this Article V (i) is a contract right pursuant to which the person entitled thereto may bring suit as if the provisions hereof were set forth in a separate written contract between the corporation and the director or officer, (ii) is intended to be retroactive and shall be available with respect to events occurring prior to the adoption hereof, and (iii) shall continue to exist after the rescission or restrictive modification hereof with respect to events occurring prior thereto.

  SECTION 5.07 If a request to be indemnified or for the reimbursement or advancement of expenses pursuant hereto is not paid in full by the corporation within thirty days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled also to be paid the expenses of prosecuting such claim. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of or reimbursement or advancement of expenses to the claimant is proper in the circumstances, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its shareholders) that the claimant is not entitled to indemnification or to the reimbursement or advancement of expenses, shall be a defense to the action or create a presumption that the claimant is not so entitled.

  SECTION 5.08 A person who has been successful, on the merits or otherwise, in the defense of a civil or criminal action or proceeding of the character described in Section 5.01 shall be entitled to indemnification only as provided in Sections 5.01 and 5.03, notwithstanding any provision of the New York Business Corporation Law to the contrary.

  With certain limitations, Sections 721 through 726 of the New York Business Corporation Law permit a corporation to indemnify a director or officer made a party to an action (i) by a corporation or in its right in order to procure a judgment in its favor unless he shall have breached his duties, or (ii) other than an action by or in the right of the corporation in order to procure a judgment in its favor if such director or officer acted in good faith and in a manner he reasonably believed to be in or, in certain cases, not opposed to such corporation's best interests, and additionally, in criminal actions, has no reasonable cause to believe his conduct was unlawful.

  In addition, a Directors and Officers Liability and Corporation Reimbursement Policy is maintained covering the Corporation and its directors and officers for amounts, subject to policy limits, that the Corporation might be required to pay by way of indemnification to its directors or officers under its By-Laws or otherwise and for the protection of individual directors and officers from loss for which they might not be indemnified by the Corporation.

ITEM 16. EXHIBITS

 EXHIBIT
 NUMBER                                DESCRIPTION
 -------                               -----------
  *3.1   --Restated Certificate of Incorporation of the Registrant filed with the State of New York on June 9, 1988 (filed as an Exhibit to the
          Registrant's Current Report on Form 8-K dated September 24, 1993, file number 1-5920).
  *3.2   --Certificate of Amendment of the Restated Certificate of Incorpora-
          tion of the Registrant filed with the State of New York on August 30,
          1989 (filed as an Exhibit to the Registrant's Current Report on Form
          8-K dated September 24, 1993, file number 1-5920).
  *3.3   --Certificate of Amendment of the Restated Certificate of Incorpora-
          tion of the Registrant filed with the State of New York on June 14,
          1990 (filed as an Exhibit to the Registrant's Current Report on Form
          8-K dated September 24, 1993, file number 1-5920).
  *3.4   --Certificate of Amendment of the Restated Certificate of Incorpora-
          tion of the Registrant filed with the State of New York on March 20,
          1992 (filed as an Exhibit to the Registrant's Current Report on Form
          8-K dated September 24, 1993, file number 1-5920).
  *3.5   --Certificate of Amendment of the Restated Certificate of Incorpora-
          tion of the Registrant filed with the State of New York on October
          27, 1992 (filed as an Exhibit to the Registrant's Current Report on
          Form 8-K dated September 24, 1993, file number 1-5920).
  *3.6   --Certificate of Amendment of the Restated Certificate of Incorpora-
          tion of the Registrant filed with the State of New York on January
          21, 1993 (filed as an Exhibit to the Registrant's Current Report on
          Form 8-K dated September 24, 1993, file number 1-5920).
  *3.7   --Certificate of Amendment of the Restated Certificate of Incorpora-
          tion of the Registrant filed with the State of New York on June 1,
          1993 (filed as an Exhibit to the Registrant's Current Report on Form
          8-K dated September 24, 1993, file number 1-5920).
  *3.8   --Certificate of Amendment of the Restated Certificate of Incorpora-
          tion of the Registrant filed with the State of New York on August 18,
          1993 (filed as an Exhibit to the Registrant's Current Report on Form
          8-K dated August 6, 1993, file number 1-5920).
  *3.9   --Certificate of Amendment of the Restated Certificate of Incorpora-
          tion of the Registrant filed with the State of New York on March 25,
          1994 (filed as an Exhibit to the Registrant's Current Report on Form
          8-K dated March 21, 1994, file number 1-5920).
  *3.10  --Certificate of Amendment of the Restated Certificate of Incorpora-
          tion of the Registrant filed with the State of New York on August 22,
          1994 (filed as an Exhibit to the Registrant's Current Report on Form
          8-K dated August 12, 1994, file number 1-5920).
  *3.11  --Certificate of Amendment of the Restated Certificate of Incorpora-
          tion of the Registrant filed with the State of New York on June 29,
          1995 (filed as an Exhibit to the Registrant's Current Report on Form
          8-K dated June 29, 1995, file number 1-5920).

 EXHIBIT
 NUMBER                                DESCRIPTION
 -------                               -----------
  *3.12  --By-Laws of the Registrant (filed as an Exhibit to the Registrant's
          Current Report on Form 8-K dated November 10, 1995, file number 1-
          5920).
  *3.13  --Rights Agreement dated as of February 22, 1988 describing the terms of the Preferred Purchase Rights (filed as an Exhibit to the Regis-
          trant's Annual Report on Form 10-K for the year ended December 31,
          1989, file number 1-5920).
   4.1   --Form of Certificate of Common Stock.
   5.1   --Opinion re Validity.
  23.1   --Consent of Independent Auditors.
  23.2   --Consent of Counsel (contained in the opinion filed as Exhibit 5.1 to this Registration Statement).
  24.1   --Powers of Attorney.

- --------
* Incorporated by reference.

ITEM 17. UNDERTAKINGS.

  The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be initial bona fide offering thereof.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection
(a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, STATE OF NEW YORK, ON THE 22ND DAY OF JULY, 1996.

                                          Bankers Trust New York Corporation

                                                    James T. Byrne, Jr.
                                          By:__________________________________
                                                   (JAMES T. BYRNE, JR.)
                                                   SENIOR VICE PRESIDENT

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED:

              SIGNATURE                         TITLE                DATE

          *Frank N. Newman              Chairman of the         July 22, 1996
- -------------------------------------    Board, Chief
          (FRANK N. NEWMAN)              Executive Officer
                                         and Director
                                         (Principal
                                         Executive Officer)

         *Richard H. Daniel             Executive Vice          July 22, 1996
- -------------------------------------    President and Chief
         (RICHARD H. DANIEL)             Financial Officer
                                         (Principal
                                         Financial Officer)

        *Geoffrey M. Fletcher           Senior Vice             July 22, 1996
- -------------------------------------    President
       (GEOFFREY M. FLETCHER)            (Principal
                                         Accounting Officer)

         *George B. Beitzel             Director                July 22, 1996
- -------------------------------------
         (GEORGE B. BEITZEL)

        *Phillip A. Griffiths           Director                July 22, 1996
- -------------------------------------
       (PHILLIP A. GRIFFITHS)

         *William R. Howell             Director                July 22, 1996
- -------------------------------------
         (WILLIAM R. HOWELL)

          *Jon M. Huntsman              Director                July 22, 1996
- -------------------------------------
          (JON M. HUNTSMAN)

              SIGNATURE                  TITLE                       DATE

       *Vernon E. Jordan, Jr.           Director                July 22, 1996
- -------------------------------------
       (VERNON E. JORDAN, JR.)

           *Hamish Maxwell              Director                July 22, 1996
- -------------------------------------
          (HAMISH MAXWELL)

         *N.J. Nicholas Jr.             Director                July 22, 1996
- -------------------------------------
         (N.J. NICHOLAS JR.)

         *Russell E. Palmer             Director                July 22, 1996
- -------------------------------------
         (RUSSELL E. PALMER)

                                        Director
- -------------------------------------
         (DONALD L. STAHELI)

        *Patricia C. Stewart            Director                July 22, 1996
- -------------------------------------
        (PATRICIA C. STEWART)

          *George J. Vojta              Director                July 22, 1996
- -------------------------------------
          (GEORGE J. VOJTA)

         James T. Byrne, Jr.
*By _________________________________
        (JAMES T. BYRNE, JR.,
         ATTORNEY-IN-FACT)